EXHIBIT 21.1
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                                                              Jurisdiction of
Subsidiary                                Doing Business As   Incorporation
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Estrella Communications, Inc.             KVEA/Channel 52      Delaware
Estrella License Corporation                                   Delaware
New Jersey Television Broadcasting
  Corporation                                                  New York
SACC Acquisition Corporation                                   Delaware
SAT Corporation                                                Delaware
Spanish American Communications Corp.                          Delaware
Telemundo Network, Inc.                                        Delaware
Telemundo News Network, Inc.                                   Delaware
Telemundo of Austin, Inc.                 K11SF/Channel 11     Delaware
Telemundo of Chicago, Inc.                                     Delaware
Telemundo of Colorado Springs, Inc.       K49CJ/Channel 49     Delaware
Telemundo of Florida License Corporation                       Delaware
Telemundo of Florida, Inc.                WSCV/Channel 51      Delaware
Telemundo of Galveston-Houston License
  Corporation                                                  Delaware
Telemundo of Galveston-Houston, Inc.      KTMD/Channel 48      Delaware
Telemundo of Mexico, Inc.                                      Delaware
Telemundo of Northern California License
  Corporation                                                  Delaware
Telemundo of Northern California, Inc.    KSTS/Channel 48      California
Telemundo of Puerto Rico License
  Corporation                                                  Delaware
Telemundo of Puerto Rico, Inc.            WKAQ/Channel 2       Puerto Rico
Telemundo of San Antonio License
  Corporation                                                  Delaware
Telemundo of San Antonio, Inc.            KVDA/Channel 60      Texas
Telemundo of Santa Fe, Inc.               K52BS/Channel 52     Delaware
Telemundo Studios Mexico, S.A. de C.V.                         Mexico
Telenoticias del Mundo, Inc.                                   Delaware
Tu Mundo Music, Inc.                                           Delaware
Video 44 Acquisition Corporation, Inc.                         Illinois
WNJU License Corporation                                       Delaware
WNJU-TV Broadcasting Corporation          WNJU/Channel 47      New Jersey